UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                Pursuant to Section 13 OR 15(d) of the Securities

                       Exchange Act of 1934 Date of Report
                (Date of earliest event reported) March 17, 2008

                                COLUMBIA BANCORP
             (Exact name of registrant as specified in its charter)

           Oregon                    0-27938                    93-1193156
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)             Identification No.)

                        401 East Third Street, Suite 200,
                            The Dalles, Oregon 97058
                    (Address of principal executive offices)

                                 (541) 298-6649
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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      Exchange Act (17 CFR 240.14d-2(b))

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      Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 17, 2008, Columbia Bancorp ("Columbia") announced the hiring of Craig Hummel, Executive Vice President and Chief Credit Officer for its wholly owned subsidiary, Columbia River Bank ("CRB"). Mr. Hummel will be responsible for the overall management and development of CRB's credit administration functions, including oversight of the analysis and underwriting of all loan types, credit approval, risk assessment and regulatory compliance.

Mr. Hummel is 55 years old and has 30 years of experience in the financial services industry. Most recently he was Senior Vice President, Regional Credit Administrator at West Coast Bank from December of 1999 until March of 2008. He holds a Bachelor's degree in General Social Science from the University of Oregon, and is a graduate of the Pacific Coast Banking School at the University of Washington. Mr. Hummel is also an honors graduate of the Western Agricultural Credit School at Washington State University.


ITEM 9.01 Financial Statements and Exhibits.

Exhibit   Item

99.1      Press Release dated March 17, 2008.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 17, 2008                  /s/ Roger L. Christensen
                                        ------------------------
                                        Roger L. Christensen, President and
                                        Chief Executive Officer - Columbia
                                        Bancorp